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                                                                    EXHIBIT 99.4

                               ACT NETWORKS, INC.
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of ACT Networks, Inc. (the "Corporation"):

               Optionee: ______________________________________________________

               Grant Date:_____________________________________________________

               Vesting Commencement Date:______________________________________

               Exercise Price:  $ ___________________ per share

               Number of Option Shares:________________ shares

               Expiration Date:________________________________________________

               Type of Option:  ___    Incentive Stock Option
                                ___    Non-Statutory Stock Option

               Date Exercisable:  Immediately Exercisable

               Vesting Schedule: The Option Shares shall be initially unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, (i) twenty four percent (24%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-eight (38) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-eight
               (38)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the ACT Networks, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any unvested Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.



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               Optionee hereby further acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit C. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

               REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

               No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:______________________ , 199 __


                                         ACT NETWORKS, INC.


                                         By:
                                            ------------------------------------

                                         Title:
                                              ----------------------------------

                                         ---------------------------------------
                                                       OPTIONEE

                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - STOCK PURCHASE AGREEMENT
EXHIBIT C - PLAN SUMMARY AND PROSPECTUS



                                       2.

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT




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                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT


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                                    EXHIBIT C

                           PLAN SUMMARY AND PROSPECTUS